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                                   EXHIBIT 15
                LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

                ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

The Board of Directors and Audit Committee
Corus Bankshares, Inc.

We are aware of the incorporation by reference in the following Registration Statements of our report dated November 4, 2004 relating to our review of the unaudited consolidated interim financial statements of Corus Bankshares, Inc. as of and for the three and nine month periods ended September 30, 2004 that is included in its Form 10-Q for the quarter ended September 30, 2004:

            - Registration Statement (Form S-8 No. 333-53385) pertaining to the Corus Bankshares, Inc. Commission Program for Commercial Loan Officers

            - Registration Statement (Form S-8 No. 333-77481) pertaining to the Corus Bankshares, Inc. 1999 Stock Option Plan

                                                    /s/ Ernst & Young LLP

Chicago, Illinois
November 4, 2004